EXHIBIT 10.2
EXECUTION COPY

FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT, dated as of September 7, 2021 (this “Agreement”), among Lippert Components, Inc., a Delaware corporation (the “Issuer”), LCI Industries, a Delaware corporation (f/k/a Drew Industries Incorporated) (the “Parent” and, together with the Issuer, collectively, the “Obligors”), PGIM, Inc. (“Prudential”), and each of the holders of Series B Notes (as defined below) (collectively, the “Noteholders”) party hereto.

WITNESSETH:

WHEREAS, the Obligors, Prudential and the Noteholders are parties to that certain Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of November 11, 2019, as amended by that certain Consent and Amendment to Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of March 31, 2020, that certain Second Amendment to Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of September 21, 2020, and that certain Third Amendment to Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 7, 2021 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which, inter alia, the Issuer issued to the Noteholders $50,000,000 aggregate principal amount of its 3.80% Series B Senior Notes due March 29, 2022 (the “Series B Notes”) and authorized the issuance of additional senior promissory notes from time to time (the “Shelf Notes”, together with the Series B Notes, collectively, the “Notes”) as therein provided;

WHEREAS, the Issuer intends, directly or indirectly, to acquire (the “Acquisition”) all of the Equity Interests of Furrion Holdings Limited, a private company limited by shares incorporated and registered in Hong Kong with registered number 2087229 (the “Furrion Target”), and the Obligors have requested that the Noteholders amend certain terms and provisions of the Note Purchase Agreement in connection therewith, in each case as more fully set forth herein; and

WHEREAS, subject to the terms and conditions hereinafter set forth, the Noteholders party hereto are willing to consent to such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

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ARTICLE II

Amendments

Subject to the satisfaction of the conditions set forth in Article III hereof, the Note Purchase Agreement is hereby amended as follows:

Section 2.1    Limitations on Indebtedness. Paragraph 6D(ii) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)    Indebtedness of a Loan Party (as defined in the Bank Credit Agreement) in respect of amounts outstanding (including all amounts due, contingently or otherwise, in respect of reimbursement obligations under letters of credit or similar instruments and all related reimbursement agreements) under the Bank Credit Documents, not in excess of the result of (A) $900,000,000 (subject to further increases of up to $300,000,000 pursuant to Section 2.04 of the Bank Credit Agreement so long as (x) no Event of Default is continuing at the time of any such increase, and (y) each of the conditions to the incurrence of such additional Indebtedness set forth in Section 2.04(a)(iv) and Section 2.04(c) of the Bank Credit Agreement (as in effect on the Second Amendment Effective Date) have been satisfied (and not waived by the Bank Lenders)), minus (B) the aggregate amount of any permanent reductions in the principal amount of the commitments under the revolving credit established thereunder and any reductions in the principal amount of the term loans issued thereunder; provided that (x) the terms, covenants and restrictions in respect of such substitutions, refinancings and replacements are not more materially onerous than the existing terms, covenants and restrictions of such Indebtedness being substituted, refinanced or replaced, (y) the aggregate principal amount of the Indebtedness of the Loan Parties (as defined in the Bank Credit Agreement) under this clause (ii) shall not at any time exceed $1,200,000,000, and (z) the aggregate principal amount of all Indebtedness of Foreign Borrowers under this clause (ii) shall not at any time exceed the Foreign Borrower Sublimit (as defined in the Bank Credit Agreement as in effect on the Fourth Amendment Effective Date);”

Section 2.2    Limitations on Indebtedness. Paragraph 6D(vii) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(vii)    Indebtedness in respect of Banking Services Obligations (as defined in the Bank Credit Agreement as in effect on the Fourth Amendment Effective Date) arising in the ordinary course of business;”

Section 2.3    Investments, Loans, Advances, Guarantees and Acquisitions. Clause (C) of paragraph 6M(v) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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“(C) the aggregate consideration for any such acquisitions of assets, stock or other securities of Persons that do not become Credit Parties or are otherwise owned by Persons that are not Credit Parties and do not become Credit Parties in connection with such acquisitions shall not exceed $300,000,000 in the aggregate after the Effective Date, and”

Section 2.4    Other Terms. Paragraph 10B of the Note Purchase Agreement is hereby amended by adding the following new terms thereto in appropriate alphabetical order:

“Fourth Amendment Effective Date” shall mean the Effective Date as such term is defined in that certain Fourth Amendment to Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of September 7, 2021, by and among the Issuer, the Parent, the Subsidiary Guarantors, Prudential and the holders of Notes.

“Furrion SPA” shall mean that certain Share Purchase Agreement, dated as of August 4, 2021, among the Issuer and the shareholders of Furrion Holdings Limited, a Hong Kong private company limited by shares.

Section 2.5    Other Terms. The definitions of “Consolidated Indebtedness” and “Immaterial Subsidiary” in paragraph 10B of the Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“Consolidated Indebtedness” shall mean, as of any date of determination, all Indebtedness of the Parent and its Subsidiaries as would be shown on a consolidated balance sheet of the Parent and its Subsidiaries as of such date prepared in accordance with GAAP (other than the undrawn amount of any letters of credit issued pursuant to the terms of the Bank Credit Agreement); provided that any deferred purchase price obligations of the Issuer (or any of its Subsidiaries) pursuant to the Furrion SPA, in an aggregate amount not to exceed $100,000,000, shall not be considered Consolidated Indebtedness.

“Immaterial Subsidiary” shall mean any Subsidiary whose revenues and assets constitute less than 2.50% of the total consolidated revenues and Consolidated Total Assets, respectively, of the Parent and its Subsidiaries as of the last day of the fiscal quarter most recently ended as of any date of determination; provided, if at any time Subsidiaries that would constitute Immaterial Subsidiaries shall in the aggregate have revenues or assets constituting more than 15% of the total consolidated revenues or Consolidated Total Assets, respectively, of the Parent and its Subsidiaries, the Parent shall designate sufficient Subsidiaries as not being “Immaterial Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement not constitute Immaterial Subsidiaries; provided further that in the absence of such designation by the Parent, all such Subsidiaries shall be deemed not to be “Immaterial Subsidiaries”.

ARTICLE III

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Conditions To Effectiveness

This Agreement shall become effective as of August 2, 2021 (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 3.1        Execution of Agreement. Prudential and the Noteholders shall have received counterparts of this Agreement duly executed and delivered on behalf of the Obligors, the other Credit Parties, Prudential and the Required Holders.

SECTION 3.2        Constitutive and Authorizing Documents. Each of the Credit Parties hereby confirms that there have been no amendments to such entity’s constitutive documents, authorizing resolutions or those Persons authorized to sign on behalf of such entity since the certificates delivered to Prudential and the Noteholders on (a) March 31, 2020 with respect to the Issuer, the Parent, Lippert Components Manufacturing, Inc., Innovative Design Solutions, Inc., LCI Service Corp., Taylor Made Group, LLC, Curt Manufacturing, LLC, Curt Acquisition Holdings, Inc. and LCI Industries Pte. Ltd., (b) September 21, 2020 with respect to LCI Industries B.V. and LCI Holding B.V., and (c) May 6, 2021 with respect to Veada Industries, Inc. and Kaspar Ranch Hand Equipment, LLC.

SECTION 3.3        Bank Amendment. Prudential and the Noteholders shall have received a fully executed copy of Amendment No. 3 to the Bank Credit Amendment, dated and in effect as of the date hereof (the “Bank Amendment”).

SECTION 3.4        Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Credit Parties and their Subsidiaries shall be satisfactory in form and substance to Prudential, the Noteholders and their legal counsel. In addition, Prudential, the Noteholders and their counsel shall have received all information, approvals, documents or instruments as Prudential, the Noteholders or their counsel may reasonably request.

SECTION 3.5        Representations and Warranties. The representations and warranties contained in Article IV hereof shall be true and accurate as of the Effective Date.

SECTION 3.6        Counsel Fees. The Obligors shall have paid all outstanding costs, expenses and fees of Prudential and the Noteholders (including reasonable attorneys’ fees and expenses of Akin Gump Strauss Hauer & Feld LLP) incurred in connection with the documentation of this Agreement and the documents related thereto.

ARTICLE IV

Representations and Warranties

Each Obligor represents and warrants to Prudential and the Noteholders that:

SECTION 4.1        Representations and Warranties; No Default or Event of Default. The representations and warranties herein and in paragraph 8 of the Note Purchase Agreement are

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true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Effective Date after giving effect to this Agreement or would result from this Agreement becoming effective in accordance with its terms.

SECTION 4.2        Organization; Power and Authority. Such Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Such Obligor has the necessary corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof.

SECTION 4.3        Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of such Obligor, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.4        Compliance with Laws, Other Instruments, Etc. The execution and delivery of this Agreement, and the performance by the Obligors of this Agreement and the Note Purchase Agreement, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

SECTION 4.5        Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery of this Agreement, or the performance of this Agreement or the Note Purchase Agreement, by either Obligor.

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SECTION 4.6        Corporate Organization. Schedule A contains a complete and correct list of the Parent’s Subsidiaries immediately following the Acquisition (other than any real estate holding limited liability companies which are treated as disregarded entities for federal income tax purposes and not as separate taxable entities) showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary (if not 100%).

SECTION 4.7        No Fees. Neither of the Obligors nor any of their Affiliates have paid, or have agreed to pay, a fee or any other compensation to any Bank Lender or to the Bank Agent in connection with the Bank Amendment.

ARTICLE V

Release

Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Noteholder (or any of their respective Affiliates, directors, officers, employees, agents, attorneys or consultants or any of the foregoing) in connection with the Transaction Documents and (b) each Noteholder has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties, and all of their Subsidiaries and Affiliates, under the Note Purchase Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Noteholders wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Noteholders’ rights, interests, security and/or remedies under the Note Purchase Agreement and the other Transaction Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, each of the Credit Parties (in each case, for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each Noteholder and each of their respective Affiliates, directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”) from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Effective Date directly arising out of, connected with or related to this Agreement, the Note Purchase Agreement or any other Transaction Document, or any act, event or transaction related or attendant thereto, or the agreements of any Noteholder contained therein.

ARTICLE VI

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Confirmation and Reaffirmation

SECTION 6.1        Reaffirmation of Subsidiary Guaranty. Each Subsidiary Guarantor hereby (a) acknowledges and reaffirms all obligations owing by it to the Noteholders under the Subsidiary Guaranty (and any joinder agreement executed in connection therewith), (b) acknowledges and confirms that, except with respect to the amendments explicitly set forth in this Agreement, none of the Transaction Documents to which it is a party shall be impaired or otherwise affected by the execution of this Agreement or any other document or instrument delivered in connection herewith, (c) acknowledges that such Subsidiary Guaranty continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement, the Notes and the other Transaction Documents and (d) ratifies and confirms its consent to any previous amendments of the Note Purchase Agreement and any previous waivers granted with respect to the Note Purchase Agreement. Although each of the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Subsidiary Guarantors understands that the Noteholders shall have no obligation to inform the Subsidiary Guarantors of such matters in the future or to seek the Subsidiary Guarantors’ acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

SECTION 6.2        Reaffirmation of Parent Guaranty. The Parent hereby (a) acknowledges and reaffirms all obligations owing by it to the Noteholders under the Parent Guaranty, (b) acknowledges and confirms that, except with respect to the consents and amendments explicitly set forth in this Agreement, none of the Transaction Documents to which it is a party shall be impaired or otherwise affected by the execution of this Agreement or any other document or instrument delivered in connection herewith, (c) acknowledges that such Parent Guaranty continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement, the Notes and the other Transaction Documents and (d) ratifies and confirms its consent to any previous amendments of the Note Purchase Agreement and any previous waivers granted with respect to the Note Purchase Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.1        Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 7.2        Transaction Document. This Agreement is a Transaction Document. The amendments set forth in Article II shall be limited precisely as provided for herein and, except as expressly provided in Article II hereof, shall not be deemed to be a waiver of any Default or Event of Default that may hereafter occur or heretofore have occurred and be continuing or otherwise constitute a waiver of, amendment of, consent to or modification of any other term or provision of the Note Purchase Agreement or of any term or provision of any other Transaction Document or of any transaction or future action on the part of either Obligor or any other Credit Party which would require the consent of Prudential or any of the Noteholders under

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the Note Purchase Agreement or any other Transaction Document. Except as expressly consented to or amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Note Purchase Agreement and each other Transaction Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 7.3        Counterparts. This Agreement may be executed by the parties, hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.4        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 7.5        Costs and Expenses. The Issuer agrees to pay all reasonable costs and expenses of Prudential and the Noteholders (including the reasonable fees and out-ofpocket expenses of their legal counsel) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 7.6        GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ISSUER:

LIPPERT COMPONENTS, INC.

By:
Name: Brian M. Hall
Title: Chief Financial Officer

PARENT:

LCI INDUSTRIES

By:
Name: Brian M. Hall
Title: Chief Financial Officer

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SUBSIDIARY GUARANTORS:

LIPPERT COMPONENTS MANUFACTURING, INC.
INNOVATIVE DESIGN SOLUTIONS, INC.
LCI SERVICE CORP.
TAYLOR MADE GROUP, LLC

By:
Name: Brian M. Hall
Title: Chief Financial Officer

LCI INDUSTRIES B.V.

By:
Name: Brian M. Hall
Title: Director B

LCI INDUSTRIES PTE. LTD.

By:
Name: Brian M. Hall
Title: Director

LCI HOLDING B.V.

By:
Name: Brian M. Hall
Title: Director B

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CURT ACQUISITION HOLDINGS, INC.

By:
Name: Brian M. Hall
Title:    Chief Financial Officer

CURT MANUFACTURING, LLC

By:
Name: Brian M. Hall
Title:    Chief Financial Officer

VEADA INDUSTRIES, INC.

By:
Name: Brian M. Hall
Title:    EVP & CFO

KASPAR RANCH HAND EQUIPMENT, LLC

By:
Name: Brian M. Hall
Title:    EVP & CFO

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PRUDENTIAL AND NOTEHOLDERS:

PGIM, INC.

By:
Name:
Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc.
(as Investment Manager)

By:
Name:
Title:

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Name:
Title:

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SCHEDULE A

ORGANIZATIONAL CHART

[See attached.]

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